POWER OF ATTORNEY

The undersigned officers and trustees of THE CHARTWELL FUNDS, a Delaware statutory trust (the “Registrant”), hereby appoint TIMOTHY J. RIDDLE, GREGORY HAGAR, MICHAEL MAGEE, BRIAN WARD and NEIL WALKER (with full power to each of them to act alone) his attorney-in-fact and agent, in all capacities, to execute, deliver and file in the names of the undersigned, any and all instruments that said attorneys and agents may deem necessary or advisable to enable the Registrant to comply with or register any security issued by the Registrant under the Securities Act of 1933, as amended, and/or the Investment Company Act of 1940, as amended, and the rules, regulations and interpretations thereunder, with respect to the Registrant’s Registration Statement on Form N-14 relating to the proposed reorganization of the Berwyn Fund with and into the Chartwell Small Cap Value Fund, each a series of the Registrant, including any and all pre- and post-effective amendments thereto, any other document to be filed with the U.S. Securities and Exchange Commission and any and all documents required to be filed with respect thereto with any other regulatory authority. Each of the undersigned grants to each of said attorneys-in-fact and agents, full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he/she could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which shall be deemed to be a single document.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

The undersigned officers and trustees hereby execute this Power of Attorney as of the 19th day of January, 2018.

/s/ Gerald S. Frey	/s/ David M. O’Brien
Gerald S. Frey, Trustee	David M. O’Brien, Trustee

/s/ Paul L. Rudy, III	/s/ Timothy J. Riddle
Paul L. Rudy, III Trustee	Timothy J. Riddle, Chairman, Trustee, President and Chief Executive Officer
/s/ Neil Walker
Neil Walker, Chief Financial Officer, Treasurer and Secretary